Sub-item 77Q3.

i) Not applicable

ii) There have been no significant changes in the

iii) registrant's internal controls or in other factors that

iv) could significantly affect these internal controls

v) subsequent to the date of their evaluation, including

vi) any corrective actions with regard to significant

vii) deficiencies and material weaknesses.


viii) CERTIFICATIONS

I, Timothy R. Schwertfeger, certify that:

1. I have reviewed this report on Form N-SAR of  Nuveen Michigan Quality

Income Municipal;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report.


Date: September 30, 2002
/s/ Timothy R. Schwertfeger
Chief Executive Officer




I, Stephen D. Foy, certify that:

1. I have reviewed this report on Form N-SAR of Nuveen Michigan Quality

Income Municipal;

2. Based on my knowledge, this report does not contain any

3. untrue statement of a material fact or omit to state a

4. material fact necessary to make the statements made, in

5. light of the circumstances under which such statements

6. were made, not misleading with respect to the period

7. covered by this report;

3. Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report.


Date: September 30, 2002
/s/ Stephen D. Foy
Vice President and Controller